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                                                                    EXHIBIT 10.5

                    WARRANT NO. 2 TO PURCHASE COMMON STOCK

                                       OF

                        APPLIED VOICE RECOGNITION, INC.

                           VOID AFTER AUGUST 31, 2001


          This certifies that HAKEEM, INC., a Texas corporation, is entitled to purchase at any time prior to August 31, 2001 FIVE THOUSAND (5,000) Shares of fully paid and nonassessable Common Stock, $0.01 par value (the "Common Stock"), of Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), at a price of $150.00 per share, subject to adjustment as provided herein, by surrendering this Warrant with the subscription form hereinafter set forth fully executed, at the principal office of the Company in Houston, Texas, accompanied by payment of the full purchase price of the shares so purchased in cash, and upon compliance with and subject to the conditions set forth herein. The purchase price per share and the number of shares covered by this Warrant are subject to adjustment from time to time as hereinafter set forth.

          This Warrant may not be exercised until such time as the Company has either (i) completed a merger with a public shell, or (ii) completed an initial public offering of its Common Stock.

          The purchase price per share of Common Stock from time to time in effect under this Warrant, and the number and character of shares covered hereby, shall be subject to adjustments from time to time in certain instances as follows, and the term "Warrant Price" shall mean the price per share originally set forth in this Warrant or any price resulting from adjustments pursuant to the terms hereof.

          1. In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or shall issue in exchange for its outstanding shares of Common Stock a greater number of shares of Common Stock, then in each such case from and after the record date for such subdivision or exchange, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock and the Warrant Price then in effect shall be correspondingly decreased; and in the case the Company shall reduce the number of shares of its Common Stock by a combination of shares or shall issue in exchange for its outstanding shares of Common Stock a lesser number of shares of Common Stock, then in each such case from and after the record date for such combination or exchange, the number of shares of Common Stock covered by this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the then prevailing Warrant Price shall be correspondingly increased.

          2. In case the Company shall declare and pay a dividend upon its Common Stock payable in Common Stock, then in each such case from and after the record date for determining the
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stockholders entitled to receive such dividend, the number of shares of Common
Stock covered by this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the then prevailing Warrant Price shall be correspondingly decreased.

          3. In case of any reclassification or change of outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend) or in case of the consolidation or merger of the Company with or into any other corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change in its outstanding shares of Common Stock), or in case of any sale by the Company of all or substantially all of its assets to another corporation, the holder of this Warrant shall have the right thereafter to receive upon exercise hereof the amount and kind of shares of capital stock and other securities and property entitled to be received upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company covered by such Warrant at the then prevailing Warrant Price, subject to subsequent adjustments as provided herein.

          4.   In case at any time:

               (a) the Company shall declare any dividend upon its Common Stock or make any other distribution to the holders of its Common Stock; or

               (b) the Company shall propose to offer for subscription to the holders of its Common Stock any additional shares of stock of any class of any other securities or rights; or

               (c) the Company shall propose any reclassification or change of outstanding shares of Common Stock, or any consolidation or merger of the Company or any sale by the Company of its assets to which paragraphs 1, 2 or 3 would be applicable, then, in any one or more of such cases, the Company shall cause at least twenty (20) days' prior notice to be mailed to the registered holder of this Warrant on the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for a vote upon such reclassification, change, consolidation, merger or sale, as the case may be. In addition, the Company shall mail to the registered holder of this Warrant copies of each report of communication of the Company mailed to the holders of its Common Stock simultaneously with such mailing to holders of Common Stock.

          5. (a) As a condition precedent to the taking of any action which would cause an adjustment reducing the Warrant Price below the then par value of the shares of Common Stock issuable upon the exercise hereof, the Company will take such corporate action as may be necessary in order that it may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

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          (b) No adjustment shall be made in the number of shares purchasable upon exercise of this Warrant in any case in which the adjustment would result in a change of less than 2/100ths of a share of Common Stock, as such Common Stock is constituted immediately subsequent to the event giving rise to the proposed adjustment, except that any action taken by the Company which otherwise would occasion an adjustment in an amount less than 2/100ths of a share shall be carried forward and taken into account at the time of any subsequent adjustment in the number of shares purchasable hereunder.

          6. (a) This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained at is principal office in Houston, Texas, by the registered holder hereof, in person or by duly authorized attorney, upon surrender of this Warrant, properly endorsed and with the signature of such endorsement either notarized or guaranteed by a commercial bank or trust company or by a firm which is a member of the New York Stock Exchange or the American Stock Exchange Clearing Corporation, and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer the Company will issue and deliver to such holder a new Warrant or Warrants with respect to the Common Stock subject to the Warrants not so transferred.

          (b) Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that when this Warrant shall have been so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof, for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding (with the exception of the notice provided by any transfer restrictions noted on the assignment form hereinafter set forth); but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

          7. (a) This Warrant may be exercised for all or part of the shares covered hereby. In the event of a partial exercise of this Warrant, the Company will issue to the holder hereof the number of shares of Common Stock purchased under this Warrant, together with a new, similar Warrant for the unused portion. This Warrant may be subdivided into or combined with similar Warrants at any time, at the option of the holder hereof, at the principal office of the Company in Houston, Texas.

          (b) The Company shall not be required to issued fractional shares of Common Stock upon any exercise of Warrants. As to any final fraction of a share in which the same holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a sum in cash equal to the excess of the market value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company may prescribe) over the proportional part of the exercise price represented by such fractional share.

          8. The holder of this Warrant shall not be entitled, as such, to any of the rights of a stockholder of the Company.

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          IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS WARRANT TO BE EXECUTED
BY THE PRESIDENT AS OF SEPTEMBER __, 1996.

                                 APPLIED VOICE RECOGNITION, INC.



                                 By:    /S/ TIMOTHY J. CONNOLLY
                                    -------------------------------
                                    Timothy J. Connolly, President

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